Exhibit j.1
            Consent of Independent Registered Public Accounting Firm










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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 17, 2006, relating to the financial statements and financial highlights which appears in the September 30, 2006 Annual Report to Shareholders of Phoenix Opportunities Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Portfolio Holdings Information", "Independent Registered Public Accounting Firm" and "Reports to Shareholders" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
January 26, 2007